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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


AESP, INC.
NORTH MIAMI, FLORIDA


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-51425) and Form S-8 (333-62085) of our report dated March 12, 2003, relating to the consolidated financial statements and schedule of AESP, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Miami, Florida

March 31, 2003                                   BDO Seidman, LLP